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                                                                      Exhibit 9

 LOGO                                                  Genworth Life & Annuity

                                                       6610 West Broad Street
                                                       Richmond, VA 23230

April 25, 2014

Board of Directors
Genworth Life and Annuity Insurance Company
6610 West Broad Street
Richmond, Virginia 23230

Ladies and Gentlemen:

       I, Michael D. Pappas, as Associate General Counsel of Genworth Life and Annuity Insurance Company, a stock life insurance company operating under a charter granted by the Commonwealth of Virginia ("GLAIC"), am delivering this opinion in connection with the variable annuity contracts listed in Appendix I of this letter.

       I, or attorneys under my direct supervision, have examined the Post-Effective Amendments to the Registration Statements listed in Appendix I of this letter, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary and appropriate. I have also examined such other records, documents, certificates and other instruments that were necessary or appropriate to enable me to render the opinions expressed below. In rendering the opinions expressed below, I have assumed the due authorization, execution and delivery of all documents by the parties thereto, other than as to the due authorization, execution and delivery thereof by GLAIC, and the conformity to authentic, original documents of all documents submitted to me as certified, conformed or photostatic copies.

   On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, it is my opinion that:

1. GLAIC is a corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. GLAIC is a stock insurer licensed to transact life insurance and to issue the Contracts under Virginia law and is authorized under Virginia law (including without limitation, all necessary authority under applicable Virginia insurance laws and regulations, order and interpretations of the Virginia Bureau of Insurance) to execute, deliver and perform its obligations under the applicable Contract, and is lawfully qualified to do business in those jurisdictions in which

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       business is conducted by it except where the failure to qualify has and will have no material adverse effect on the business or financial condition of GLAIC.

3. The execution, delivery and performance of the applicable Contract has been duly authorized by all necessary corporate action on the part of GLAIC.

4. Upon (i) the issuance of the applicable Contract by GLAIC and (ii) the delivery of the applicable Contract by GLAIC against payment therefore as contemplated by (a) the applicable Registration Statement, (b) the applicable Prospectus and (c) the applicable Distribution Agreement, each Contract constitutes a valid and binding obligation of GLAIC, enforceable against it in accordance with its terms, except to the extent enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including applicable insurance company insolvency laws.

5. The execution and delivery of the applicable Contract by GLAIC and the consummation of transaction and compliance with the provisions of the applicable Contract and prospectus do not and will not (i) violate the articles of incorporation, bylaws or any other organizational document of GLAIC, (ii) result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of GLAIC under any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument, to my knowledge after due inquiry, to which GLAIC or any of its respective properties may be bound or affected or (iii) result in a breach of any of the terms, conditions or provisions of any approval, permit, order, writ, judgment or decree to which, to my knowledge after due inquiry, GLAIC is a party or by which, to my knowledge after due inquiry, it or any of its respective properties or assets are bound, or violate any Applicable Laws. For purposes of this paragraph 5, the term "Applicable Laws" means the laws of the Commonwealth of Virginia and those federal laws of the United States of America which, in my experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Agreements (provided that the term "Applicable Laws" shall not include state securities or blue sky laws or any rules or regulations thereunder and any anti-fraud or similar laws, including
       Section 10(b) under the Securities Exchange Act of 1934, as amended, or any rules or regulation thereunder).

6. No filing with or authorization, order, consent, permit or approval of any Virginia or United States governmental authority or agency or political subdivision thereof (other than any filing in connection with Rule 461 and 497 promulgated under the 1933 Act) is required on the part of GLAIC for the execution, delivery and performance of the applicable Contract that has not already been made or obtained.

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7.     To my knowledge after due inquiry, there is no action, suit or proceeding, pending or threatened against or affecting GLAIC at law or in equity before any court, arbitrator or administrative or governmental body that challenges the legality, validity or enforceability of the applicable Contract or the effectiveness of the applicable Registration Statement to which this Opinion is being provided.

       I express no opinion herein other than as to United States federal law and the law of the Commonwealth of Virginia. This opinion is rendered as of the date hereof and I assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to my attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.

       This letter is being delivered solely for the benefit of the persons to which it is addressed and may not be relied on in any manner for any other purpose or by any other persons (including, without limitation, any person who purchases the Contract from any Agent) or transmitted to any other person, circulated, quoted or otherwise referred to for any other purpose, in any event without my consent.

       I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement listed in Appendix I of this letter. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Michael D. Pappas
-----------------------------------
Michael D. Pappas
Associate General Counsel
Genworth Life and Annuity Insurance Company

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                                  Appendix I
                     Contracts and Registration Statements
                  Genworth Life and Annuity Insurance Company

                 Genworth Life & Annuity VA Separate Account 1

Post-Effective Amendment No. 46 under the Securities Act of 1933; Amendment No. 301 under the Investment Company Act of 1940 to Flexible Premium Variable Deferred Annuity, File No. 333-47732.

Post-Effective Amendment No. 20 under the Securities Act of 1933; Amendment No. 302 under the Investment Company Act of 1940 to Scheduled Purchase Payment Variable Deferred Annuity, File No. 333-67904.

Post-Effective Amendment No. 42 under the Securities Act of 1933; Amendment No. 303 under the Investment Company Act of 1940 to Flexible Premium Variable Deferred Annuity, File No. 033-76334.

Post-Effective Amendment No. 40 under the Securities Act of 1933; Amendment No. 304 under the Investment Company Act of 1940 to Flexible Premium Variable Deferred Annuity, File No. 333-62695.

Post-Effective Amendment No. 49 under the Securities Act of 1933; Amendment No. 305 under the Investment Company Act of 1940 to Flexible Premium Variable Deferred Annuity, File No. 333-31172.

                 Genworth Life & Annuity VA Separate Account 2

Post-Effective Amendment No. 9 under the Securities Act of 1933; Amendment
No. 55 under the Investment Company Act of 1940 to Flexible Purchase Payment Variable Income with Guaranteed Minimum Income Immediate and Deferred Annuity, File No. 333-133425.